Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-184810, No. 333-188064, No. 333-206247, No. 333-217863, No. 333-226405, No. 333-233248, No. 333-248083, and No. 333-259892) and on Form S-3 (No. 333-194974 and No. 333-217861) of our reports dated March 2, 2022, with respect to the consolidated financial statements of Intercept Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York

March 2, 2022